Exhibit 99.1

Medallia Reports Record Fourth Quarter Fiscal 2021 Revenue

  Fiscal Year 2021 Subscription Revenue of $382.6 Million, up 23% Year-over-Year; Fiscal Year 2021 Total Revenue of $477.2 Million, up 19% Year-over-Year
  Q4 Subscription Revenue of $103.8 Million, Up 20% Year-over-Year; Q4 Total Revenue of $128.0 Million, up 16% Year-over-Year

SAN FRANCISCO--(BUSINESS WIRE)--March 4, 2021--Medallia Inc. (NYSE: MDLA), the global leader in experience management, today announced financial results for the quarter and year ended January 31, 2021.

“During Q4, we achieved important milestones with quarterly subscription revenue exceeding $100 million and total annual revenue run rate exceeding the $500 million mark,” said Leslie Stretch, President and CEO of Medallia. “We are out-innovating competitors and continue to invest in global sales coverage and product development. Markets are being disrupted by exponential forces putting customers and employees at the center of digital transformation. Medallia is the only platform that makes all other applications customer and employee aware, transforming value for partners, customers, citizens, patients and employees.”

Financial Highlights for the Fourth Quarter of Fiscal 2021

  Total revenue for the quarter was $128.0 million, an increase of 16% from the same period last year. Subscription revenue was $103.8 million, an increase of 20% from the same period last year.
  Loss from operations for the quarter was $41.2 million, compared to loss from operations of $32.8 million in the same period last year. Non-GAAP income from operations for the fourth quarter was $549,000, compared to $3,000 in the same period last year.
  Net loss for the quarter was $48.8 million, or $(0.32) per share, basic and diluted, compared to net loss of $31.9 million, or $(0.25) per share, basic and diluted, in the same period last year. Non-GAAP net loss was $1.4 million, or $(0.01) per share, basic and diluted, compared to non-GAAP net income of $491,000, or $0.00 per share, basic and diluted, in the same period last year.
  Cash, cash equivalents and marketable securities were $682.4 million as of January 31, 2021.

Financial Highlights for the Full Fiscal Year 2021

  Total revenue for fiscal year 2021 was $477.2 million, an increase of 19% from the prior year. Subscription revenue was $382.6 million, an increase of 23% from the prior year.
  Loss from operations for the fiscal year 2021 was $138.0 million, compared to loss from operations of $114.9 million in fiscal year 2020. Non-GAAP income from operations for the fiscal year 2021 was $8.6 million, compared to a loss of $2.4 million in the same period last year.
  Net loss for the fiscal year 2021 was $148.7 million, or $(1.03) per share, basic and diluted, compared to net loss of $112.3 million, or $(1.35) per share, basic and diluted, in the same period last year. Non-GAAP net income was $3.9 million, or $0.02 per share, diluted, compared to non-GAAP net loss of $1.6 million, or $(0.02) per share, basic and diluted, in the prior year.

For information regarding the non-GAAP financial measures discussed in this press release, please see the section titled “Non-GAAP Financial Measures.” Reconciliations between GAAP and non-GAAP financial measures are provided in the tables of this press release.

Recent Company Highlights

  Announced recent wins with customers, including: A&W Canada, Aimbridge Hospitality, ARC Europe Group, Avast, Dave & Buster’s, Federal Student Aid, Focus Brands, Huhtamäki Oyj, Office Depot Mexico, Nebraska's Emergency Management Agency, OXXO, Reachdesk, Saks Fifth Avenue, Salvatore Ferragamo, Volvo Cars and Y-12 Federal Credit Union.
  Acquired Decibel, a leader in digital experience analytics.
  Fastest growing ISV within Salesforce’s ecosystem.
  ServiceNow named Medallia application developer partner of the year.
  Acknowledged by Adobe as the fastest growing and most widely engaged tech partner in Adobe’s revenue sharing program.
  Medallia for Microsoft Dynamics 365 is now live on Microsoft’s AppSource.
  Signed IBM as a new go-to-market partner.
  Achieved HIPAA compliance for LivingLens video feedback.
  Announced an integration with Slack to revolutionize employee engagement and collaboration.

Financial Outlook

Medallia is providing the following guidance for the first quarter ending April 30, 2021 and for the full year ending January 31, 2022 (stated in millions, except percentages):

	Q1 of FY 2022 ending April 30, 2021	FY 2022 ending January 31, 2022
Subscription revenue	$103.0 to $104.0	$465.0 to $469.0
Subscription revenue growth YoY	16% to 17%	22% to 23%
Total revenue	$126.0 to $128.0	$563.0 to $567.0
Total revenue growth YoY	12% to 14%	18% to 19%
GAAP loss from operations	$(54.0) to $(45.5)	$(204.0) to $(181.0)
Non-GAAP loss from operations	$(12.0) to $(11.0)	$(22.0) to $(20.0)

Conference Call

Medallia will host a conference call at 1:30 p.m. PT (4:30 p.m. ET) today to discuss the fourth quarter and fiscal 2021 results and outlook for the first quarter and full fiscal year 2022. The conference call will be available via live webcast and replay at the Investor Relations section of Medallia’s website: https://investor.medallia.com/events-and-presentations/default.aspx.

About Medallia

Medallia (NYSE: MDLA) is the pioneer and market leader in customer, employee, citizen and patient experience. The company’s award-winning SaaS platform, Medallia Experience Cloud, is becoming the experience system of record that makes all other applications customer and employee aware. The platform captures billions of experience signals across interactions including all voice, video, digital, IOT, social media and corporate messaging tools. Medallia uses proprietary artificial intelligence and machine learning technology to automatically reveal predictive insights that drive powerful business actions and outcomes. Medallia customers reduce churn, turn detractors into promoters and buyers, create in-the-moment cross-sell and up-sell opportunities and drive revenue-impacting business decisions, providing clear and potent returns on investment. For more information visit www.medallia.com.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit and gross margin, non-GAAP subscription revenue gross profit and gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss) and weighted average basic and diluted shares. Our management uses these non-GAAP financial measures internally in analyzing our financial results and believes they are useful to investors, as a supplement to the corresponding GAAP financial measures, in evaluating our ongoing operational performance and trends and in comparing our financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. In addition, other companies may utilize metrics that are not similar to ours.

The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results. Management encourages investors and others to review Medallia’s financial information in its entirety and not rely on a single financial measure.

We adjust the following items from one or more of our non-GAAP financial measures:

Stock-based compensation. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

Employer payroll tax expense related to stock-based compensation. We exclude cash expenses for employer payroll taxes related to stock-based compensation, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, this expense is tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of exercise or vesting, which may vary from period to period independent of the operating performance of our business.

Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, from certain of our non-GAAP financial measures. Our expenses for amortization of intangible assets are inconsistent in amount and frequency because they are significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

Acquisition-related costs. We exclude costs related to acquisitions from our non-GAAP financial measures. These costs include transaction and integration related costs associated with acquisition activities.

Restructuring and other. We exclude restructuring and other from certain of our non-GAAP financial measures. Restructuring and other primarily consists of lease impairments and related implications from the adoption of Accounting Standards Codification Topic 842.

Amortization of debt discount and issuance costs. We exclude costs related to the amortization of debt discount together with the issuance costs of the debt from certain of our non-GAAP financial measures. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes that were issued in a private placement in September 2020 and recognize the effective interest expense on our convertible senior notes and amortize the issuance costs over the term of these notes. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.

Income tax benefits. We exclude tax benefits related to acquisitions from our non-GAAP financial measures. These tax benefits realized consist of the change in the valuation allowance resulting from acquisitions. In addition, we exclude tax benefits related to our stock option exercise deductions and certain discrete and one-time events.

Non-GAAP Supplemental Financial Information

Subscription billings: We define subscription billings, a non-GAAP financial measure, as total subscription revenue plus the change in subscription deferred revenue and contract assets, excluding acquired contract assets.

Note on Forward-Looking Statements

The forward-looking statements included in this press release and in the accompanying conference call, including for example, the quotations of management, the statements under the heading “Financial Outlook” above, the information provided in the “Financial Outlook” section of the tables below, strategies, discussion of our commercial prospects, partnerships, estimates of future revenues, operating income/loss and expenses, stock-based compensation expense and related employer payroll tax expense, amortization of acquired intangible assets, acquisitions and acquisition-related costs, restructuring and other expenses, amortization of debt discount and issuance costs and income tax benefits, reflect management’s best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions including from an economic downturn or recession in the United States or in other countries around the world, timing and size of orders, relative growth of our recurring revenue, potential decreases in customer spending, including as a result of the COVID-19 pandemic and related public health measures, uncertainty regarding purchasing trends in the cloud software market, customer cancellations or non-renewal of maintenance contracts or on-demand services, developments in and the duration of the COVID-19 pandemic and the resulting impact on our business and operations, and the business of our customers and partners, including the economic impact of safety measures to mitigate the impacts of COVID-19, our potential inability to manage effectively any growth we experience, our ability or inability to develop new products and services, increased competition or new entrants in the marketplace, potential impact of acquisitions and investments, changes in staffing levels, and other risks detailed in registration statements and periodic reports we filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the SEC on March 19, 2020 and our Quarterly Report on Form 10-Q filed with the SEC on December 9, 2020, which may be obtained on the Investor Relations section of Medallia’s website (https://investor.medallia.com/financials/sec-filings/default.aspx). Additionally, these forward-looking statements involve risk, uncertainties, and assumptions, including those related to the impacts of COVID-19 on our business and global economic conditions. Many of these assumptions relate to matters that are beyond our control and are changing rapidly, including, but not limited to, the timeframes for and severity of social distancing and other mitigation requirements, the impact of COVID-19 on our customers’ purchasing decisions and the length of our sales cycles, particularly for customers in certain industries highly affected by COVID-19. Significant variation from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant. All forward-looking statements in this press release are based on information available to us as of the date hereof. We undertake no obligation, and do not intend, to update the information contained in this press release or the accompanying conference call, except as required by law.

© 2021 Medallia, Inc. All rights reserved. Medallia®, the Medallia logo, and the names and marks associated with Medallia’s products are trademarks of Medallia. All other trademarks are the property of their respective owners.

Medallia, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	January 31, 2021	January 31, 2020
Assets
Current assets:
Cash and cash equivalents	$428,328	$226,866
Marketable securities	254,061	116,833
Trade and other receivables, net	181,431	150,661
Deferred commissions, current	31,107	22,455
Prepaid expenses and other current assets	23,835	22,492
Total current assets	918,762	539,307
Property and equipment, net	40,668	34,879
Operating lease right-of-use assets (1)	39,050	—
Deferred commissions, noncurrent	68,929	51,540
Goodwill	262,942	79,324
Intangible assets, net	60,623	21,306
Other noncurrent assets	10,675	5,293
Total assets	$1,401,649	$731,649
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$11,904	$3,608
Accrued expenses and other current liabilities	39,756	20,268
Accrued compensation	42,292	37,160
Deferred revenue, current	293,231	263,115
Total current liabilities	387,183	324,151
Convertible senior notes, net	448,064	—
Deferred revenue, noncurrent	1,396	1,407
Lease liability, noncurrent (1)	47,631	—
Other liabilities	9,134	8,295
Total liabilities	893,408	333,853

Stockholders' equity:
Common stock	150	132
Additional paid-in capital	1,136,534	878,843
Accumulated other comprehensive loss	1,186	(206)
Accumulated deficit	(629,629)	(480,973)
Total stockholders' equity	508,241	397,796
Total liabilities and stockholders' equity	$1,401,649	$731,649

(1) In the fourth quarter of fiscal year 2021, we adopted Accounting Standards Update (ASU) 2016-02, “Leases” (Topic 842) using the modified retrospective method as of February 1, 2020 and elected the transition option that allows us not to restate the comparative periods in our financial statements in the year of adoption.

Medallia, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2021	2020	2021	2020
Revenue:
Subscription	$103,814	$86,160	$382,573	$312,168
Professional services	24,233	23,940	94,648	90,295
Total revenue	128,047	110,100	477,221	402,463
Cost of revenue:
Subscription	22,837	16,913	80,376	61,369
Professional services	23,264	22,203	90,308	83,820
Total cost of revenue	46,101	39,116	170,684	145,189
Gross profit	81,946	70,984	306,537	257,274
Operating expenses:
Research and development	29,597	27,348	117,800	95,978
Sales and marketing	63,124	53,559	225,414	180,711
General and administrative	30,428	22,843	101,351	95,515
Total operating expenses	123,149	103,750	444,565	372,204
Loss from operations	(41,203)	(32,766)	(138,028)	(114,930)
Other income (expense), net	(7,030)	555	(10,550)	3,129
Loss before provision for (benefits from) income taxes	(48,233)	(32,211)	(148,578)	(111,801)
Provision for (benefits from) income taxes	537	(341)	78	532
Net loss	$(48,770)	$(31,870)	$(148,656)	$(112,333)

Net loss per share attributable to common stockholders, basic and diluted	$(0.32)	$(0.25)	$(1.03)	$(1.35)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	151,663	129,365	144,563	83,269

GAAP to Non-GAAP Reconciliations

GAAP to Non-GAAP adjustments include stock-based compensation expense and related employer payroll tax expense, amortization of acquired intangible assets, acquisition-related costs, restructuring and other, amortization of debt discount and issuance costs and income tax benefits as follows:

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2021	2020	2021	2020
Cost of revenue:
Subscription	$3,146	$1,834	$10,264	$4,933
Professional services	2,475	2,876	10,819	8,943
Operating expenses:
Research and development	5,610	6,889	28,176	18,422
Sales and marketing	11,700	10,251	44,225	29,327
General and administrative	18,820	10,919	53,182	50,922
Other income (expense), net	5,979	—	8,741	—
Income tax benefits	(336)	(408)	(2,894)	(1,783)
Total	$47,394	$32,361	$152,513	$110,764

Medallia, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Twelve Months Ended January 31,
	2021	2020
Operating activities
Net loss	$(148,656)	$(112,333)
Adjustments to reconcile net loss to net cash (provided by) used in operating activities:
Depreciation and amortization	29,047	15,611
Amortization of deferred commissions	26,761	19,030
Non-cash lease expense (1)	11,827	—
Stock-based compensation expense	104,805	109,456
Gain on property and equipment, and lease termination	—	(13,783)
Lease exit costs	16,838	—
Amortization of debt discount and issuance costs	8,742	—
Other	1,832	(698)
Changes in assets and liabilities:
Trade and other receivables	(30,391)	(43,268)
Deferred commissions	(52,802)	(41,424)
Prepaid expenses and other current assets	1,666	(6,198)
Other noncurrent assets	(1,864)	(252)
Accounts payable	5,579	2,097
Deferred revenue	24,665	49,749
Accrued expenses and other current liabilities	6,973	20,282
Other noncurrent liabilities	(3,370)	137
Net cash provided by (used in) operating activities	1,652	(1,594)
Investing activities
Purchases of property, equipment and other	(20,822)	(22,009)
Purchase of marketable securities	(394,774)	(182,389)
Maturities of marketable securities	256,233	65,853
Proceeds from sale of marketable securities	1,100	511
Acquisitions, net of cash acquired	(223,647)	(76,532)
Other	—	(1,500)
Net cash used in investing activities	(381,910)	(216,066)
Financing activities
Proceeds from issuance of convertible senior notes, net of issuance costs	558,237	—
Purchase of capped calls related to convertible senior notes	(61,870)	—
Proceeds from initial public offering net of issuance costs, underwriters discounts and commissions, and concurrent private placement	—	319,572
Proceeds from Series F convertible preferred stock, net of issuance costs	—	69,848
Proceeds from revolving line of credit	43,000	—
Repayment of revolving line of credit	(43,000)	—
Proceeds from exercise of stock options	78,595	34,009
Payments for employee taxes withheld upon vesting of restricted stock units	—	(17,907)
Proceeds from share purchase plan	17,828	—
Principal payments on financing leases	(4,937)	(3,540)
Repayment of debt assumed in acquisitions and other	(6,445)	(2,297)
Net cash provided by financing activities	581,408	399,685
Effect of exchange rate changes on cash and cash equivalents	312	(35)
Net increase in cash and cash equivalents	201,462	181,990
Cash and cash equivalents at beginning of period	226,866	44,876
Cash and cash equivalents at end of period	$428,328	$226,866

(1) In the fourth quarter of fiscal year 2021, we adopted Accounting Standards Update (ASU) 2016-02, “Leases” (Topic 842) using the modified retrospective method as of February 1, 2020 and elected the transition option that allows us not to restate the comparative periods in our financial statements in the year of adoption.

Medallia, Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except percentages)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2021	2020	2021	2020
Non-GAAP gross profit reconciliation:
GAAP gross profit	$81,946	$70,984	$306,537	$257,274
GAAP gross margin	64%	64%	64%	64%
Add:
Stock-based compensation	3,237	3,823	13,916	11,882
Employer payroll tax expense related to stock-based compensation	268	7	825	119
Amortization of acquired intangible assets	2,116	880	6,342	1,875
Non-GAAP gross profit	$87,567	$75,694	$327,620	$271,150
Non-GAAP gross margin	68%	69%	69%	67%

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2021	2020	2021	2020
Non-GAAP subscription revenue gross profit reconciliation:
GAAP subscription revenue gross profit	$80,977	$69,247	$302,197	$250,799
GAAP subscription revenue gross margin	78%	80%	79%	80%
Add:
Stock-based compensation	925	954	3,650	3,058
Employer payroll tax expense related to stock-based compensation	105	—	272	—
Amortization of acquired intangible assets	2,116	880	6,342	1,875
Non-GAAP subscription revenue gross profit	$84,123	$71,081	$312,461	$255,732
Non-GAAP subscription revenue gross margin	81%	82%	82%	82%

Medallia, Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except percentages)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2021	2020	2021	2020
Non-GAAP operating expenses reconciliation:
GAAP operating expenses	$123,149	$103,750	$444,565	$372,204
GAAP operating expenses, as a % of total revenue	96%	94%	93%	92%
Add (subtract):
Stock-based compensation	(20,115)	(25,336)	(90,889)	(97,574)
Employer payroll tax expense related to stock-based compensation	(2,599)	(823)	(7,628)	(1,369)
Amortization of acquired intangible assets	(1,893)	(326)	(4,378)	(441)
Acquisition-related costs	(347)	(1,027)	(3,391)	(2,793)
Restructuring and other	(11,177)	(547)	(19,298)	3,506
Non-GAAP operating expenses	$87,018	$75,691	$318,981	$273,533
Non-GAAP operating expenses, as a % of total revenue	68%	69%	67%	68%

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2021	2020	2021	2020
Non-GAAP income (loss) from operations reconciliation:
GAAP loss from operations	$(41,203)	$(32,766)	$(138,028)	$(114,930)
GAAP loss from operations, as a % of total revenue	(32)%	(30)%	(29)%	(29)%
Add (subtract):
Stock-based compensation	23,352	29,159	104,805	109,456
Employer payroll tax expense related to stock-based compensation	2,867	830	8,453	1,488
Amortization of acquired intangible assets	4,009	1,206	10,719	2,316
Acquisition-related costs	347	1,027	3,391	2,793
Restructuring and other	11,177	547	19,298	(3,506)
Non-GAAP income (loss) from operations	$549	$3	$8,638	$(2,383)
Non-GAAP income (loss) from operations, as a % of total revenue	—%	—%	2%	(1)%

Medallia, Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except percentages)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2021	2020	2021	2020
Non-GAAP net loss reconciliation:
GAAP net loss	$(48,770)	$(31,870)	$(148,656)	$(112,333)
GAAP net loss as a % of total revenue	(38)%	(29)%	(31)%	(28)%
Add (subtract):
Stock-based compensation	23,352	29,159	104,805	109,456
Employer payroll tax expense related to stock-based compensation	2,867	830	8,453	1,488
Amortization of acquired intangible assets	4,009	1,206	10,719	2,316
Acquisition-related costs	347	1,027	3,391	2,793
Restructuring and other	11,177	547	19,298	(3,506)
Amortization of debt discount and issuance costs	5,979	—	8,741	—
Income tax benefits	(336)	(408)	(2,894)	(1,783)
Non-GAAP net income (loss)	$(1,375)	$491	$3,857	$(1,569)
Non-GAAP net income (loss) as a % of total revenue	(1)%	—%	1%	—%

Weighted average shares - basic	151,663	129,365	144,563	83,269
Weighted average shares - diluted	151,663	171,436	174,824	83,269

Medallia, Inc.
Non-GAAP Supplemental Financial Information
(in thousands, except percentages)
(unaudited)

	Trailing Twelve Months Ended January 31,
	2021	2020

	(in thousands, except percentages)
Subscription revenue	$382,573	$312,168
Increase in subscription deferred revenue	31,597	47,549
(Increase) decrease in contract assets	(2,646)	1,052
Subscription billings	$411,524	$360,769
Subscription billings growth rate	14%	25%

Medallia, Inc.
Financial Outlook
(in thousands, except percentages)
(unaudited)

The guidance figures provided below and elsewhere in this press release are forward-looking statements, reflect a number of estimates, assumptions and other uncertainties, and are approximate in nature because our future performance is difficult to predict. Such guidance is based on information available on the date of this press release, and we assume no obligation to update.

Reconciliation of GAAP to Non-GAAP Forward Looking Guidance Measures

	Three Months Ended April 30, 2021		Twelve Months Ended January 31, 2022
	Low	High	Low	High
GAAP loss from operations	$(54,000)	$(45,500)	$(204,000)	$(181,000)

Stock-based compensation	27,000	25,000	127,000	125,000
Employer payroll tax expense related to stock-based compensation	5,000	3,000	16,000	10,000
Amortization of acquired intangible assets	6,000	5,000	25,000	23,000
Acquisition-related costs	2,000	1,000	6,000	1,000
Restructuring and other	2,000	500	8,000	2,000
Non-GAAP loss from operations	$(12,000)	$(11,000)	$(22,000)	$(20,000)

Contacts

Investor Relations:
Carolyn Bass
ir@medallia.com

PR Contact:
Valerie Beaudett
press@medallia.com
+1 (650) 400-7833